Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

April 23, 2018

Laureate Education, Inc.
650 S. Exeter Street
Baltimore, Maryland 21202

Re:  Automatic Shelf Registration Statement on Form S-3:  Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as counsel to Laureate Education, Inc., a public benefit corporation organized under the laws of the State of Delaware (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) for the purpose of registering, under the Securities Act, an indeterminate number of shares (the “Shares”) of Class A common stock, par value $0.004 per share, of the Company (“Class A Common Stock”) that may be offered and sold by the Company and/or any selling stockholder.  The Shares may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation:  (i) the amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”), (ii) the amended and restated bylaws of the Company, (iii) certain resolutions adopted by the board of directors (the “Board”) of the Company and (iv) the Registration Statement.  We have not independently verified any factual matter relating to this opinion.  As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We have also assumed that:

(i)                                     the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws;

(ii)                                  the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time that the Shares are offered or issued as contemplated by the Registration Statement;

(iii)                               any accompanying prospectus supplement will have been prepared and filed with the Commission and will comply with all applicable laws;

(iv)                              all Shares will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement;

(v)                                 neither the issuance and delivery of the Shares, nor the compliance by the Company with the terms of the Shares, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(vi)                              the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Shares;

(vii)                           if any of the Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to such Shares so offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(viii)                        the Board will have adopted a resolution in form and content as required by applicable law authorizing the issuance of the Shares (with such Shares, together with all shares of Class A Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 700,000,000 shares of Class A Common Stock, which is the maximum number of shares of Class A Common Stock that the Company is authorized to issue pursuant to its Certificate of Incorporation);

(ix)                              the Shares will be offered, sold and delivered to, and paid for by, the purchasers thereof at a price equal to not less than the par value thereof; and

(x)                                 if issued in certificated form, certificates representing the Shares will have been duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated or countersigned, and if issued in book-entry form, the Shares will have been duly registered to the extent required by any applicable agreement.

Based upon and subject to the foregoing and to the other assumptions, qualifications, limitations and exceptions set forth herein, it is our opinion that the Shares will be duly authorized, validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(i)             We express no opinion other than as to the Delaware General Corporation Law (including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

(ii)          The foregoing opinion is rendered as of the date hereof.  We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(iii)       This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus.  The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)